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                                                                    EXHIBIT 3.13

                               CODE OF REGULATIONS
                                       OF
                             ARBORS AT TOLEDO, INC.


                                    ARTICLE I
                                     Offices

                  Section 1. Principal Office. The principal office of the corporation shall be at such place in the City of Lima, Ohio, as may be designated from time to time by the Board of Directors.

                  Section 2. Other Offices. The corporation shall also have offices at such other places within, as well as without, the State of Ohio as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            Meetings of Shareholders

                  Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation for the purpose of fixing or changing the number of directors of the corporation, electing directors and transacting such other business as may properly come before the meeting, shall be held on the first Monday of the fourth month following the close of each fiscal year of the corporation, if not a legal holiday, but if a legal holiday, then on the next business day following, or on such other day or date as shall be designated by the Board of Directors.

                  Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the President or a Vice President, a majority of the Board of Directors acting with or without a meeting, or the holder or holders of one-fourth of all shares outstanding and entitled to vote thereat.

                  Section 3. Place of Meetings. Meetings of shareholders shall be held at the office of the corporation in the City of Lima, Ohio, unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

                  Section 4. Notice of Meetings. Unless waived, a written, printed or typewritten notice of each annual or special meeting stating the day, hour and place and the purpose or purposes thereof shall be served upon or mailed to each shareholder of record (a) as of the day next preceding the day on which notice is given or (b) if a record date therefore is duly fixed, of record as of said date. Such notice shall be given not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed, it shall be directed to a shareholder at his address as the same appears upon the record of the corporation.

                  All notices with respect to any shares of record in the names of two or more persons may be given to whichever of such persons is named first on the books of the corporation and notice so given shall be effective as to all the holders of record of such shares.



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                  Every person who by operation of law, transfer, or otherwise shall become entitled to any share or right or interest therein shall be bound by every notice in respect of such share that, prior to his name and address being entered upon the books of the corporation as the registered holder of such share, shall have been given to the person in whose name such share appeared of record.

                  Section 5. Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations; and whenever all of the shareholders entitled to vote shall be valid for all purposes without call or notice, and at such meeting any action may be taken.

                  Section 6. Quorum. The shareholders present in person or by proxy at any meeting for the determination of the number of directors, or the election of directors, or for the consideration and action upon reports required to be laid before such meeting, shall constitute a quorum.

                  At any meeting called for any other purpose, the holders of shares entitling them to exercise a majority of the voting power of the corporation, present in person or represented by proxy, shall constitute a quorum, except when a greater proportion is required by law, the Articles of Incorporation or these Regulations.

                  At any meeting at which a quorum is present, all questions and business that shall come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy, except when a greater proportion is required by law, these Regulations, or the Articles of Incorporation.

                  At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares represented by shareholders present in person or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might be transacted at the meeting as originally notified or held.

                  Section 7. Voting. At any meeting of shareholders, each shareholder of the corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these Regulations, be entitled to one vote in person or by proxy for each share of the corporation registered in his name on the books of the corporation (1) on the date fixed pursuant to subparagraph
(f) of Section 2 of Article IV of these Regulations as the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the corporation on or after the date so fixed, or (2) if no such record date shall have been fixed, then at the time of such meeting.

                  Section 8. Financial Reports. At the annual meeting of shareholders, or the meeting held in lieu thereof, there shall be laid before the shareholders a financial statement consisting of: (1) a balance sheet containing a summary of the assets, liabilities, stated capital, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the corporation as of a date not more than


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four (4) months before such meeting; if such meeting is an adjourned meeting, said balance sheet may be as of a date not more than four (4) months before the date of the meeting as originally convened; and (2) a statement of profit and loss and surplus, including a summary of profits, dividends paid, and other changes in the surplus accounts of the corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss under this section was made and ending with the date of said balance sheet. An opinion signed by the President or a Vice President or the Treasurer or an Assistant Treasurer, or by a public accountant or firm of public accountants, shall be appended to such financial statement, stating that the financial statement presents fairly the corporation's financial position and the results of its operations In conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding period, or such other opinion as is in accordance with sound accounting practice.

                  Section 9. Action Without Meeting. Any action which may be authorized or taken at any meeting of shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting of the shareholders held for such purpose. Such writing or writings shall be filed with or entered upon the records of the corporation.

                                   ARTICLE III
                                    Directors

                  Section 1. Number of Directors. The number of authorized Directors of the Corporation shall be not less than 1 nor more than 15, fixed from time to time by the shareholder. The Directors shall be elected at the annual meeting of the shareholders and each Director shall be elected to serve until his successor shall be elected and shall qualify.

                  Section 2. Election of Directors. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election; but, unless such a request is made, the election may be conducted in any manner approved at such meeting.

                  At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

                  Section 3. Term of Office. Directors shall hold office until the annual meeting next succeeding their election and until their successors are elected and qualified.

                  Section 4. Vacancies. Vacancies in the Board of Directors may be filled by a majority vote of the remaining directors until an election to fill such vacancies is had. Shareholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors and until their successors are elected and qualified.




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                                   ARTICLE IV
           Powers, Meetings, Compensation, and Conflicts of Directors

                  Section 1. General Powers of Board. The powers of the corporation shall be exercised, its business and affairs conducted, and its property controlled by the Board of Directors, except as otherwise provided in the Articles of Incorporation, amendments thereto, or the Ohio General Corporation Law.

                  Section 2. Other Powers. Without prejudice to the general powers conferred by or implied in the preceding section, the directors, acting as a Board, shall have powers:

                  (a) To fix, define and limit the powers and duties of all officers and to fix the salaries of all officers;

                  (b) To appoint, and at their discretion, with or without cause, to remove, or suspend, such subordinate officers, assistants, managers, agents and employees as the directors may from time to time deem advisable, and to determine their duties and fix their compensation;

                  (c) To require any officer, agent or employee of the corporation to furnish a bond for faithful performance In such amount and with such sureties as the Board may approve;

                  (d) To designate a depository or depositories of the funds of the corporation and the officer or officers or other persons who shall be authorized to sign notes, checks, drafts, contracts, deeds, mortgages and other instruments on behalf of the corporation;

                  (e) To appoint and remove transfer agents and/or registrars for the corporation's shares;

                  (f) To fix a time not exceeding sixty days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the shareholder entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, distribution, or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and, in such case, only the persons who are shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid, or change of ownership of any shares either before or after such record date, and such persons shall conclusively be deemed to be the shareholders of the corporation on such record date, notwithstanding notice or knowledge to the contrary; and the Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period; and

                  (g) To establish such rules and regulations respecting the issuance and transfer of shares and certificates for shares as the Board of Directors may consider reasonable.




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                  Section 3. Meetings of the Board. A meeting of the Board of
Directors shall be held immediately following the adjournment of each shareholders' meeting at which directors are elected, and notice of such meeting need not be given. The Board of Directors may, by by-laws or resolution, provide for other meetings of the Board.

                  Special meetings of the Board of Directors may be held at any time upon call of the President, a Vice President, or any two members of the Board. Notice of any special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram or the equivalent, or be given personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegram or the equivalent, whether before or after such meeting be held, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat.

                  At meetings of the Board shall be held at the office of the corporation in the City of Lima, Ohio, or at such other place, within or without the State of Ohio, as the Board may determine from time to time and as may be specified in the notice thereof.

                  Section 4. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

                  Section 5. Action Without Meeting. Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the corporation.

                  Section 6. Compensation. The directors, as such, shall not receive any salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the Board be allowed such compensation for their services as the Board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

                  Section 7. Conflicts. A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent, attorney, or otherwise, nor shall any transaction or contract or act of this corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is a shareholder, officer, or director, is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be


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disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken. No such director shall be accountable to or responsible to the corporation for or in respect to any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is a shareholder, officer, or director, is interested in such transaction or contract or act. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors that shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify, or approve any such contract or transaction or act. Any officer of the corporation may take any action within the scope of his authority respecting any such contract or transaction or act with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder, officer, or director were not interested In such transaction or contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause or proceeding, the question of whether a director or officer of the corporation has acted in good faith is material, then notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his good faith shall be presumed in the absence of proof to the contrary by clear and convincing evidence.

                  Section 8. Indemnification. Each person who at any time is or shall have been a director, officer, employee or agent of the corporation, or is or shall have been serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his or her heirs, executors and administrators, shall be indemnified by the corporation against any cost or expense reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding by reason of such service to or for the corporation in accordance with and to the full extent permitted by the Ohio General Corporation Law (Ohio Rev. Code Subsection 1701.13(E)) as in effect at the time of the adoption of these Regulations or as amended from time to time thereafter. The foregoing right of indemnification shall not be deemed exclusive of other rights to which any director, officer, employee, agent or other person may be entitled in any capacity as a matter of law or under any regulation, agreement, vote of directors or otherwise. The corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment under this section, or in refusing so to do, in reliance upon the advice of counsel. If authorized by the Board of Directors, the corporation may purchase and maintain insurance against liability on behalf of any such person to the full extent permitted by law in effect at the time of the adoption of these Regulations or as changed from time to time.

                  Section 9. Reliance on Books and Records. Each officer, director or member of any committee designated by the Board of Directors of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officials or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors of the corporation or by any such committee or in relying in good faith upon other records of the corporation.

                  Section 10. By-laws. For the government of its actions, the Board of Directors may adopt regulation consistent with the Articles of Incorporation and these Regulations.




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                  Section 11. Committees. The Board of Directors may by
resolution provide for such standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors or as it may provide.

                                    ARTICLE V
                                    Officers

                  Section 1. General Provisions. The Board of Directors shall elect a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary and Treasurer, and, in its discretion, a Chairman of the Board of Directors. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. Any two or more of such offices, other than that of President and Vice President, Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

                  Section 2. Term of Office. The officers of the corporation shall held office during the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the reorganization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified. The Board of Directors may remove any officer at any time, with or without cause, by a majority vote. A vacancy in any office, however created, shall be filled by the Board of Directors.

                                   ARTICLE VI
                               Duties of Officers

                  Section 1. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

                  Section 2. President. The President shall be the chief executive officer of the corporation and shall exercise supervision over the business of the corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall preside at all meetings of shareholders and, in the absence of, or if a Chairman of the Board shall not have been elected, shall also preside at meetings of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature; and shall have all the powers and duties prescribed by the Ohio general corporation law and such others as the Board of Directors may from time to time assign to him.

                  Section 3. Vice Presidents. The Vice Presidents shall perform such duties as are conferred upon them by these regulations or as may from time to time be assigned to them by the Board of Directors or the President. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the Vice President designated by the Board), shall perform all the duties of the President, and


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when so acting, shall have all the powers of the President. The authority of
Vice Presidents to sign in the name of the corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the President. Any one or more of the Vice Presidents may be designated as "Executive Vice President."

                  Section 4. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him; sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes, and other instruments executed by the corporation requiring his signature; give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders for the election of directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors, and file all reports to States, to the Federal Government, and to foreign countries; and perform such other and further duties as may from time to time be assigned to him by the Board of Directors or by the President.

                  Section 5. Treasurer. The Treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the corporation, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, upon the expiration of his term of office, shall turn over to his successor or to the Board of Directors all property, books, papers and money of the corporation in his hands; and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  Section 6. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.

                  Section 7. Duties of Officers May Be Delegated. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

                                   ARTICLE VII
                             Certificates for Shares

                  Section 1. Form and Execution. Certificates for shares shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, which certificates shall certify the number and class of shares held by the


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shareholder in the corporation, but no certificate for shares shall be delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the corporation may be facsimile, engraved, stamped or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

                  Such certificate for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfer of shares shall be entered upon the records of the corporation until the previous certificate, if any, given for the same shall have been surrendered and canceled.

                  Section 2. Lost, Mutilated or Destroyed Certificates. If any certificate for shares is lost, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate, in place thereof upon such terms and conditions as it may deem advisable. The Board of Directors in its discretion may refuse to issue such new certificates until the corporation has been indemnified to Its satisfaction and until it is protected to its satisfaction by a final order or decree of a court of competent jurisdiction.

                  Section 3. Registered Shareholders. A person in whose name shares are of record on the books of the corporation shall conclusively be deemed the unqualified owner thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the corporation nor any transfer agent of the corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate of otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

                                  ARTICLE VIII
                                   Fiscal Year

                  The fiscal year of the corporation shall be designated by the first Federal Income Tax Return filed by the corporation, or on such other day as may be fixed from time to time by the Board of Directors.

                                   ARTICLE IX
                                      Seal

                  The Board of Directors may, in its discretion, provide a suitable seal containing the name of the corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the corporation.

                                    ARTICLE X
                                   Amendments

                  These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to


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vote thereat, or by the affirmative vote of a majority of the Board of
Directors, at any regular or special meeting of the Board of Directors.



























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